Exhibit 10.1

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of November 10, 2026, by and among FOXX Development Holdings Inc., a Delaware corporation with an address of 15375 Barranca Parkway C106, Irvine, CA (the “Company”), FOXX Development Inc, a Delaware corporation and a wholly owned subsidiary of the Company (the “Subsidiary”), and MMT E Buy Holdings Limited, a Hong Kong Company with an address of Room 1305, 13/F, Tower A, New Mandarin Plaza, 14 Science Museum Road, Tsim Sha Tsui, Kowloon, Hong Kong(the “Creditor”).

RECITALS

WHEREAS, the Subsidiary purchases products from the Creditor pursuant to certain sales contracts entered into from time to time;

WHEREAS, as of October 31, 2026, the Subsidiary had unpaid accounts payable, including accrued interest, owing to the Creditor in connection with such purchases in the aggregate amount of approximately $48,954,463 (the “Accounts Payable”);

WHEREAS, the Company desires to satisfy $30,000,000 of the Subsidiary’s outstanding Accounts Payable by issuing shares of newly issued restricted common stock of the Company, par value $0.0001 per share (the “Shares”) to the Creditor at a price of $2.80 per share, and the Creditor desires to receive the Shares in exchange for, and in full satisfaction of, such $30,000,000 portion of the Accounts Payable.

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Conversion of the Accounts Payable; Issuance of the Shares.

a.	At the Closing (as defined in Section 2 hereof) and subject to the terms and conditions of this Agreement, the Company, the Subsidiary and Creditor agree that $30,000,000 of the Subsidiary’s outstanding Accounts Payable owing to Creditor shall be satisfied by the Company’s issuance to Creditor of the Shares at a conversion price of $2.80 per share (the “Conversion Price”). The aggregate number of Shares shall equal $30,000,000 divided by the Conversion Price.

b.	Upon issuance of the Shares to Creditor at the Closing, $30,000,000 of the Subsidiary’s outstanding Accounts Payable owing to Creditor shall be cancelled and discharged, and Creditor shall be deemed to have released its claims against the Subsidiary solely with respect to such $30,000,000 portion of the Accounts Payable. Any remaining Accounts Payable shall remain outstanding and unaffected by this Agreement.

c.	Full Satisfaction. Creditor acknowledges that it is accepting the Shares in full satisfaction of the $30,000,000 portion of the Subsidiary’s outstanding Accounts Payable being converted into the Shares and, upon issuance of the Shares to Creditor, shall have no further rights with respect to that portion. For the avoidance of doubt, Creditor’s rights with respect to any remaining Accounts Payable are preserved.

2.	Closing; Delivery of Shares.

a.	Closing. Subject to satisfaction of the condition set forth in Section 2(c), the closing of the satisfaction of $30,000,000 of the Subsidiary’s outstanding Accounts Payable through the issuance of the Shares by the Company shall occur as soon as practicable after the execution of this Agreement and satisfaction of such condition, remotely by electronic exchange of documents and signatures, or at such other place, date and time as the parties hereto may otherwise agree (the “Closing”).

b.	Delivery. At the Closing, the Company shall use its best efforts to cause its transfer agent to issue an aggregate of 10,714,286 Shares (the “Conversion Shares”) in book-entry form and credit such Shares to the accounts of Creditor or its designees (the “Creditor Parties”) in the respective amounts set forth on Schedule A to this Agreement. Such aggregate number of Shares represents $30,000,000 of the Subsidiary’s Accounts Payable divided by the Conversion Price, rounded up to the nearest whole share.

c.	Shareholder Approval. The obligations of the parties to consummate the Closing are subject to approval by the Company’s shareholders of the transactions contemplated by this Agreement, including the issuance of the Shares (the “Shareholder Approval”). The Closing shall not occur unless and until the Shareholder Approval has been obtained.

d.	Registration Rights. The Company hereby agrees that, within ten (10) business days following the Closing, the Company shall enter into a registration rights agreement (the “Registration Rights Agreement”) with the Creditor Parties, pursuant to which the Company shall grant the Creditor Parties customary registration rights with respect to the resale of the Conversion Shares. The Registration Rights Agreement shall contain customary terms and conditions reasonably acceptable to the Company and the Creditor. The Company's obligations under this Section 1(d) shall survive the Closing.

3.	Representations and Warranties of Creditor and Designees. For purposes of this Section 3, “Designee” means each designee identified on Schedule A that will acquire beneficial ownership of any Shares, but excludes any custodian or nominee acting solely on behalf of Creditor or a Designee without acquiring beneficial ownership. Creditor represents and warrants to the Company, for itself and on behalf of each Designee, that the representations and warranties in this Section 3 are true and correct separately with respect to Creditor and each Designee, as applicable, and their respective allocations of Shares. Each reference to Creditor in Sections 3(a) through 3(j) shall be deemed to refer separately to Creditor and each Designee, as applicable; references to Creditor’s account, knowledge, experience, status, intentions, actions and acknowledgments shall refer to those of the respective person and not solely to those of Creditor. Creditor further represents and warrants that it has been duly authorized by each Designee to make these representations and warranties on such Designee’s behalf. Subject to the foregoing, Creditor represents and warrants that:

a.	Purchase Entirely for Own Account. Creditor and each Designee are acquiring their respective allocations of Shares set forth on Schedule A for their own respective accounts for investment purposes only, not as nominee or agent, and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Creditor and each Designee have no present intention of selling, granting any participation in, or otherwise distributing their respective Shares in violation of the Securities Act; provided, however, that each has a right at all times to sell or otherwise dispose of all or any part of its Shares in compliance with applicable federal and state securities laws. Delivery to a custodian or nominee identified on Schedule A acting solely for the account of Creditor or a Designee shall not alter the foregoing representations of the beneficial owner. Nothing contained herein shall be deemed a representation or warranty by Creditor or any Designee to hold Shares for any period of time. Neither Creditor nor any Designee is a broker-dealer registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or an entity engaged in a business that would require it to be so registered.

b.	Accredited Investor. Creditor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

c.	Creditor’s Qualifications. By reason of such Creditor’s business or financial experience, Creditor is capable of evaluating the merits and risks of this investment, has the ability to protect its own interests in this transaction, and is financially capable of bearing a total loss of the investment.

d.	Understanding of Risks. Creditor is aware of the highly speculative nature of the investment in the Shares and the financial hazards involved in such investment.

e.	Disclosure of Information. Creditor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the conversion and issuance of the Shares.

f.	Restricted Securities. Creditor understands and acknowledges that:

i.	the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances;

ii.	the Shares have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws, and the Company is relying upon the truth and accuracy of, and Creditor’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of Creditor contained in this Agreement in order to determine the availability of such exemptions and the eligibility of Creditor to acquire the Shares;

iii.	the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration;

iv.	the Shares will bear a legend substantially in the form set forth in Section 3(g) herein; and

v.	the Company will make a notation on its transfer books to such effect.

g.	Legends. It is understood that certificates evidencing the Shares may bear the following or any similar legend:

i.	“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT AND SUCH REGISTRATION STATEMENT REMAINS EFFECTIVE, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) IF REQUESTED BY THE COMPANY, THE COMPANY HAS RECEIVED AN OPINION OF COMPANY COUNSEL, STATING THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT.”

ii.	If required by the authorities of any state in connection with the issuance of the Shares, the legend required by such state authority.

h.	Restrictions on Transfer. Creditor understands that it may not transfer any Shares unless such Shares are registered under the Securities Act or applicable state securities laws, or unless exemptions from such registration and qualification requirements are available.

i.	No General Solicitation. Creditor did not learn of the investment in the Shares as a result of any general solicitation or general advertising.

j.	Investment Decision. Creditor understands that nothing in the Agreement or any other materials presented to Creditor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Creditor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

k.	Shareholder Approval. Creditor acknowledges that the transactions contemplated by this Agreement, including the issuance of the Shares to Creditor and its Designees, require the Shareholder Approval and that, pursuant to Section 2(c), the Closing shall not occur unless and until the Shareholder Approval has been obtained.

4.	Representations and Warranties of the Company and the Subsidiary. The Company hereby makes the representations and warranties in Sections 4(a) through 4(d) to Creditor, and the Subsidiary makes the representations and warranties in Section 4(e) to the Company and Creditor:

a.	Authority. The Company has the power and authority to enter into and, subject to obtaining the Shareholder Approval, perform its obligations under this Agreement and to issue the Shares to Creditor. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The execution and delivery of this Agreement by the Company, and, subject to obtaining the Shareholder Approval, the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary action and, other than the Shareholder Approval, no other proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

b.	Valid Issuance of Shares. The Shares are duly authorized and, when issued and paid for in accordance with the terms and conditions of this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. There are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to, the Shares. The Shares are not the subject of any present or, to the Company’s knowledge, threatened suit, action, arbitration, administrative or other proceeding, and the Company knows of no reasonable grounds for the institution of any such proceedings.

c.	Representation by Counsel. The Company has been represented by its own counsel, accountant and tax specialist in connection with the issuance of the Shares and entering into this Agreement and acknowledges that the Company is not relying on any securities, tax, accounting or other advice from Creditor or its counsel or advisors.

d.	Consent. Except for the Shareholder Approval, no consent, approval, authorization or order of any court or governmental authority or third-party is required in connection with the execution, delivery or performance of this Agreement by the parties.

e.	Subsidiary Representations. The Subsidiary represents and warrants to the Company and Creditor that: (i) it has full corporate power and authority to execute, deliver and perform this Agreement, and its execution, delivery and performance have been duly authorized by all necessary corporate action; (ii) at least $30,000,000 of the Accounts Payable arising under the sales contracts described in the Recitals is outstanding and owing by the Subsidiary to Creditor, has not been paid or discharged, and is not subject to any dispute, defense, setoff or counterclaim; and (iii) its execution, delivery and performance of this Agreement do not conflict with its organizational documents or any agreement binding upon it, and all consents, approvals and authorizations required on its part have been obtained, except for the Shareholder Approval required under Section 2(c).

5.	Compliance with Laws and Regulations. The sale and issuance of the Shares will be subject to and conditioned upon compliance by the Company and Creditor with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s common stock may be listed or quoted at the time of such issuance or transfer.

6.	Fees, Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees in connection with the delivery of any Shares to Creditor and its designees.

7.	General Provisions.

a.	Governing Law; Dispute Resolution. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Agreement and the transactions contemplated hereby (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute arising under or in connection with this Agreement or any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any such legal proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper or that such court is an inconvenient venue. Each party hereby irrevocably waives personal service of process and consents to process being served in any such legal proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at its address specified in this Agreement or such other address designated pursuant to Section 7(k), and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party commences a legal proceeding to enforce any provision of this Agreement, the prevailing party shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such proceeding. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY UNDER THIS AGREEMENT, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

b.	Termination. The parties may not, except for a material breach or failure of a condition or requirement, terminate this Agreement.

c.	Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

d.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. A facsimile or PDF copy of this Agreement shall be deemed an original.

e.	Headings. The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

f.	Modifications and Waivers. No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the execution date of this Agreement, and signed by all parties. No waiver of any breach, term, condition or remedy of this Agreement by any party shall constitute a subsequent waiver of any other breach, term, condition or remedy. All remedies, either under this Agreement, by law, or otherwise afforded the parties shall be cumulative and not alternative.

g.	Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

h.	Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

i.	Further Assurances. From and after the date of this Agreement, upon the request of any party, the parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

j.	No Oral Representations. No oral or written representations have been made other than or in addition to those stated in this Agreement as of the date of Closing. The parties are not relying on any oral statements made by any other party, their representatives or affiliates regarding this Agreement.

k.	Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received:

i.	if given by facsimile or electronic version, when transmitted and the appropriate telephonic or electronic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission;

ii.	if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails; and

iii.	if given by courier or other means, when received or personally delivered, and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any such party to the other party pursuant to notice given by such party in accordance with the provisions of this Section.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:
FOXX Development Holdings Inc.

By:	/s/ Yi Hua
Name:	Yi Hua
Title:	Director

The Subsidiary:
FOXX Development Inc.

By:	/s/ Yi Hua
Name:	Yi Hua
Title:	Director

The Creditor:
MMT E Buy Holdings Limited

By:	/s/ Hongjing Fan
Name:	Hongjing Fan
Title:	Director